Exhibit 10.3

AMENDMENT TO

THE NEW ATA HOLDINGS INC.

2006 LONG TERM INCENTIVE PLAN

Whereas, the New ATA Holdings Inc. 2006 Long Term Incentive Plan provides in Section 6.1 thereof that grants of Options under the Plan shall terminate if a written Agreement evidencing an Option grant is not signed by the grantee of the Option (or his attorney) and delivered to the Company within 60 days after the effective date of the grant of the Option; and

Whereas, there may be occasions when such Agreements are not signed and returned within the 60-day period due to various reasons; and

Whereas, although every effort will be made by the Plan Administrator to secure the prompt return to the Company of a signed Agreement evidencing an Option grant, the Board does not deem it necessary to retain the requirement that it be returned within 60 days; and

Whereas, the Board therefore deems it advisable to eliminate the requirement that Agreements evidencing the grant of an Option be signed and returned within 60 days of the effective date of the grant of such Option;

Now therefore, the Plan is hereby amended, effective as of August 14, 2007, by amending Section 6.1 of the Plan so that Section 6.1, as so amended shall read in its entirety as follows:

Section 6.1. Written Agreement.  Each Option shall be evidenced by an Agreement which may contain such terms as the Committee from time to time shall approve provided that such terms are not inconsistent with the provisions of the Plan.  Unless the Agreement specifies otherwise, the effective date of the granting of an Option shall be the date on which the Committee approves such grant.  Each grantee of an Option shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company and the grantee.

Capitalized term used herein shall have the meanings ascribed to them in the Plan,

In witness whereof, this amendment to the Plan has been executed by the undersigned duly authorized officer, this      day of                              , 2007.

Global Aero Logistics Inc.
(formerly known as New ATA Holdings Inc.)

By:
Name:
Title: